ZIONS BANCORPORATION

                                  PRESS RELEASE

                           ***FOR IMMEDIATE RELEASE***



FOR: ZIONS BANCORPORATION                    ZIONS BANCORPORATION
One South Main, Suite 1380                   Contact: Dale Gibbons
Salt Lake City, Utah                         One South Main, Suite 1380
Harris H. Simmons                            Salt Lake City, Utah 84111
President/Chief Executive Officer            Tel: (801) 524-4787

FOR: SUMITOMO BANK OF CALIFORNIA             SUMITOMO BANK OF CALIFORNIA
320 California Street                        Contact: Kyle Tatsumoto
San Francisco, California 94104              320 California Street
Robert Sarver                                San Francisco, California 94104
Chairman/Chief Executive Officer             Tel: 415-445-8167
                                             October 1, 1998

                   ZIONS BANCORPORATION COMPLETES ACQUISITION
                       OF THE SUMITOMO BANK OF CALIFORNIA

SALT LAKE CITY and SAN FRANCISCO, October 1, 1998 - Zions Bancorporation ("Zions") (Nasdaq: ZION) has completed its acquisition of The Sumitomo Bank of California ("Sumitomo") (Nasdaq: SUMI). Zions and Sumitomo signed a definitive agreement to merge on March 25. Sumitomo has been merged into Grossmont Bank ("Grossmont"), which has been renamed California Bank and Trust ("CBT"). With assets of $6 billion, CBT is the fifth largest commercial bank in the state. Signage on the Sumitomo branches will be changed in the next 30 days, however, Grossmont will continue to operate under its present name until February 1999, when the operating systems will be converted.

Commenting on the merger, Harris Simmons, president and chief executive officer of Zions said, "We are excited to be building a new state-wide banking presence in California through our merger with Sumitomo.




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ZIONS BANK AND SUMITOMO

During the six months since we announced this acquisition, we have been impressed by the strength and stability of the bank's core deposit franchise and the enduring quality of its loan portfolio. The creation of California Bank and Trust from the merger of Sumitomo and Grossmont provides a new financial services alternative for individuals and businesses in the state - a bank with an expanded menu of products, committed to providing superior services to its customers."

Robert Sarver, chairman and chief executive officer of CBT said, "California Bank and Trust will have strong regional management with close ties to the communities in which we operate. We are well on our way to putting decision makers and relationship managers closer to the customer. We are very excited to have completed the merger and our employees are working very hard to ensure a smooth transition for existing customers and to structure CBT to deliver the products and services of a larger bank in a local way."

Under local management teams and community identities, Zions Bancorporation operates full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. It also offers a comprehensive array of investment, mortgage, insurance, and electronic commerce services and is a leader in providing innovative financing solutions for small businesses nationwide. Investor information can be accessed via the Internet at http://www.zionsbank.com. Information about California Bank and Trust is available at http://www.calbanktrust.com. Zions Bancorporation's common shares are traded on The Nasdaq Stock Market under the symbol "ZION."



FORWARD-LOOKING INFORMATION

This news release contains statements regarding the projected performance of Zions and its operations. These statements constitute forward-looking information within the meaning of the Private Securities Litigation




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ZIONS BANK AND SUMITOMO

Reform Act. Actual results or achievements may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to, the timing of closing proposed acquisitions and new operations being delayed or such acquisitions or activities being prohibited, competitive pressures among financial institutions increasing significantly, economic conditions, either nationally or locally in areas in which Zions conducts its operations, being less favorable than expected, legislation or regulatory changes which adversely affect the ability of the Company to conduct, or the accounting for, business combinations and new operations. Zions disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


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